UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Samuel A. Landy Employment Agreement

On April 10, 2018, UMH Properties, Inc. (the Company) entered into an amended and restated Employment Agreement (Landy Employment Agreement), with Samuel A. Landy, President and Chief Executive Officer, effective as of January 1, 2018. The Landy Employment Agreement has an initial term of three years and is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Pursuant to the terms of the Landy Employment Agreement, Mr. Landy is entitled to receive an annual base salary of $649,000 for 2018, $649,000 for 2019 and $649,000 for 2020. For calendar years after 2020, Mr. Landy’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than his base salary for the preceding year. Mr. Landy will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Landy Employment Agreement as determined by the Compensation Committee. Mr. Landy will also be entitled to equity awards of up to 65,600 shares of restricted stock each year based on achievement of performance objectives as set forth in the Landy Employment Agreement. In addition, Mr. Landy shall be entitled to an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on, but not limited to, property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

Under the Landy Employment Agreement, if Mr. Landy’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Mr. Landy or termination for cause, Mr. Landy shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Landy Employment Agreement for the remaining term of the Landy Employment Agreement.

The Landy Employment Agreement also provides that, upon a change of control of the Company (as defined in the Landy Employment Agreement), the Landy Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Mr. Landy shall have the right to terminate the Landy Employment Agreement and continue to receive his base salary, as well as any bonuses and restricted stock grants he would have received under the Landy Employment Agreement had he remained employed for the remainder of the term of the Landy Employment Agreement. In addition, provided that Mr. Landy is actively employed by the Company as of the consummation of a change of control, Mr. Landy shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee.

The Landy Employment Agreement entitles Mr. Landy to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

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Anna T. Chew Employment Agreement

On April 10, 2018, UMH Properties, Inc. (the Company) entered into an amended and restated Employment Agreement (Chew Employment Agreement), with Anna T. Chew, Vice President and Chief Financial Officer, effective as of January 1, 2018. The Chew Employment Agreement has an initial term of three years and is renewed automatically for a new three-year term as of the first day of each calendar quarter after the effective date unless otherwise terminated. Pursuant to the terms of the Chew Employment Agreement, Ms. Chew is entitled to receive an annual base salary of $493,000 for 2018, $493,000 for 2019 and $493,000 for 2020. For calendar years after 2020, Ms. Chew’s base salary will be set by the Compensation Committee of the Company’s Board of Directors but will be no less than her base salary for the preceding year. Ms. Chew will be eligible for annual cash bonuses based on the Company’s achievement of certain performance objectives specified in the Chew Employment Agreement as determined by the Compensation Committee. Ms. Chew will also be entitled to equity awards of up to 52,000 shares of restricted stock each year based on achievement of performance objectives as set forth in the Chew Employment Agreement. In addition, Ms. Chew shall be entitled to an Annual Stock Option Award of up to 50,000 shares upon the achievement of any of the bonus categories and/or in combination with the Compensation Committee’s discretion based on, but not limited to, property NOI, growth in acquisitions, same store occupancy, G&A expense management and growth of rental homes.

Under the Chew Employment Agreement, if Ms. Chew’s employment is terminated for any reason, either involuntarily or voluntarily, including the death of Ms. Chew or termination for cause, Ms. Chew shall be entitled to the base salary plus bonuses (based upon the amount earned in the prior year) due under the Chew Employment Agreement for the remaining term of the Chew Employment Agreement.

The Chew Employment Agreement also provides that, upon a change of control of the Company (as defined in the Chew Employment Agreement), the Chew Employment Agreement will automatically renew for three years from the date of the change of control. Additionally or alternatively, if a change of control occurs, Ms. Chew shall have the right to terminate the Chew Employment Agreement and continue to receive her base salary, as well as any bonuses and restricted stock grants she would have received under the Chew Employment Agreement had she remained employed for the remainder of the term of the Chew Employment Agreement. In addition, provided that Ms. Chew is actively employed by the Company as of the consummation of a change of control, Ms. Chew shall be entitled to a transaction bonus consistent with the terms of the Company’s Executive Management Transaction Bonus Plan, which shall be approved by the Compensation Committee.

The Chew Employment Agreement entitles Ms. Chew to customary fringe benefits, including vacation, life insurance and health benefits, the use of an automobile, and the right to participate in the Company’s 401(k) retirement plan.

The above summaries of the Landy Employment Agreement and the Chew Employment Agreement are qualified in its entirety by reference to the text of the Landy Employment Agreement and the Chew Employment Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated April 10, 2018 (effective as of January 1, 2018), between UMH Properties, Inc. and Samuel A. Landy

10.2	Amended and Restated Employment Agreement, dated April 10, 2018 (effective as of January 1, 2018), between UMH Properties, Inc. and Anna T. Chew

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: April 13, 2018	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Vice President and Chief Financial Officer

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